SOUTHERN CALIFORNIA EDISON COMPANY AND CONSOLIDATED UTILITY-RELATED SUBSIDIARIES

                       RATIOS OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)

                                                                                                                          Pro Forma
                                                                                                                 Twelve    Twelve
                                                                Year Ended December 31,             Pro Forma    Months    Months
                                      ----------------------------------------------------------   Year Ended    Ended     Ended
                                                                                                    Dec. 31     Sept. 30,  Sept. 30,
                                         1995        1996         1997       1998        1999        1999         2000      2000
                                      ---------  -----------  -----------  -----------  --------   ---------   --------- ----------
EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES:

Income before interest expense(1)(6) $ 1,143,477  $1,108,410  $1,041,724 $  850,424  $  859,995  $  897,951  $  994,331  $1,032,287
Add:
  Taxes on income (2)                    509,632     511,819     520,468    442,356     438,006     400,050     534,704     496,748
  Rentals (3)                              4,018       3,269       2,639      2,208       1,901       1,901       2,631       2,631
  Allocable portion of interest
      on long-term Contracts for
      the purchase of power (4)            1,848       1,824       1,797      1,767       1,735       1,735       1,708       1,708
  Amortization of previously
      capitalized fixed charges            1,185         814       1,127      1,571       1,508       1,508       1,450       1,450
                                      ----------- ----------- ----------  ----------  ----------  ----------  ----------  ----------
Total earnings before income
  taxes and fixed charges (A)        $ 1,660,160  $1,626,136  $1,567,755 $1,298,326  $1,303,145  $1,303,145  $1,534,824  $1,534,824
                                      =========== =========== ========== ==========  ==========  ==========  ==========  ==========

FIXED CHARGES:
  Interest and amortization (7)(8)   $   463,786  $  453,015  $  436,130 $  335,302  $  350,574  $  444,174  $  390,815  $  484,415
  Rentals (3)                              4,018       3,269       2,639      2,208       1,901       1,901       2,631       2,631
  Capitalized fixed charges -
      nuclear fuel (5)                     1,531       1,711       2,398      1,294       1,211       1,211         919         919
  Allocable portion of interest on
      long-term contracts for
      the purchase of power (4)            1,848       1,824       1,797      1,767       1,735       1,735       1,708       1,708
                                      ----------- ----------- ----------  ----------  ----------  ----------  ----------  ----------
Total fixed charges (B)              $   471,183  $  459,819  $  442,964 $  340,571  $  355,421  $  449,021  $  396,073  $  489,673
                                      =========== =========== ==========  ==========  ==========  ==========  ==========  ==========

RATIO OF EARNINGS TO
  FIXED CHARGES (A) / (B):                  3.52         3.54       3.54       3.81        3.67        2.90        3.88        3.13
                                      ===========  =========== ==========  ==========  ==========  ==========  ==========  =========
                                                                                      As recorded     3.67     As recorded      3.88
                                                                                                   ==========              =========

                                                                                         % change    20.98%    % change       19.33%
                                                                                                   ==========              =========



(1) Includes allowance for funds used during construction and accrual of unbilled revenue.

(2) Includes allocation of federal income and state franchise taxes to other income.

(3) Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals.

(4) Allocable portion of interest included in annual minimum debt service requirement of supplier.

(5)  Includes fixed charges associated with Nuclear Fuel.

(6) Excludes Rate Reduction Notes revenues of zero from 1995-1996, $8,142,000 for 1997, $149,486,000 for 1998, $132,359,000 for 1999 and $121,629,000 for
     12 months ended Sept. 30, 2000.

(7) Excludes Rate Reduction Notes interest expenses of zero from 1995-1996, $8,142,000 for 1997, $149,486,000 for 1998, $132,359,000 for 1999 and
     $121,629,000 for 12 months ended Sept. 30, 2000.

(8) Includes annualized interest expense of $93,600,000 related to the proposed issuances of SCE $1.3 billion long-term debt @ 7.20%.